Exhibit 99.2

DATE: Dec. 18, 2013

MEDIA CONTACT: Kelly Swan (539) 573-4944	INVESTOR CONTACT: David Sullivan (539) 573-9360

WPX Energy Reaches Agreement with Taconic Capital Advisors LP

WPX to Increase the Size of Its Board and Appoint New Director

TULSA, Okla. – WPX Energy (NYSE:WPX) today announced that it has reached an agreement with Taconic Capital Advisors LP, the company’s second largest shareholder, which owns 13.8 million shares representing 6.9 percent of WPX’s outstanding shares.

As part of this agreement, WPX will increase the size of its board of directors from 11 to 12 on or before Jan. 10, 2014. The newly created board seat will be filled by one of two independent candidates with significant oil and gas exploration and production experience provided by Taconic and currently under consideration. The new member will be added to the existing search committee for WPX’s new chief executive officer.

“This agreement is an important step as we continue to grow WPX and deliver returns for our shareholders,” said William G. Lowrie, chairman of WPX. “Taconic recognizes the value of WPX, and we look forward to working with them in the future.”

Michael I. Schwartz, a principal and portfolio manager at Taconic, said, “We are extremely pleased with this agreement and the company’s decision to recommit to its recently announced strategy of optimizing and focusing its portfolio of assets and allocating capital in a disciplined and strategic manner. This is the best outcome for all shareholders and a constructive agreement by the board to improve WPX’s strategic direction.”

Under the terms of the agreement, Taconic has agreed to, among other things, vote their shares in support of all of the board’s director nominees at WPX’s 2014 annual meeting of shareholders. A copy of the agreement with further detail will be attached to a current report on Form 8-K to be filed by WPX with the Securities and Exchange Commission.

About WPX Energy, Inc.

WPX Energy is an exploration and production company focused on developing its significant oil and gas reserves, particularly in the Piceance, Williston and Appalachian basins. WPX also has domestic operations in the San Juan and Powder River basins, as well as a 69 percent interest in Apco Oil and Gas International. Go to http://www.wpxenergy.com/investors.aspx to join our e-mail list.

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This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; drilling risks; environmental risks; and political or regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by WPX Energy on its website or otherwise. WPX Energy does not undertake and expressly disclaims any obligation to update the forward-looking statements as a result of new information, future events or otherwise. Investors are urged to consider carefully the disclosure in our filings with the Securities and Exchange Commission, available from us at WPX Energy, Attn: Investor Relations, P.O. Box 21810, Tulsa, Okla., 74102, or from the SEC’s website at www.sec.gov.